UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2015

ROYAL ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52547	11-3480036
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

56 Broad Street, Suite 2, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843) 900-7693

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreement.

On March 6, 2015, Royal Energy Resources, Inc. (the “Company”) entered into an agreement with Isaac Fisch, a shareholder of the Company. The agreement bars the Company from implementing a reverse split prior to July 31, 2015. The agreement also contains an anti-dilution clause, under which the Company would be obligated to issue Mr. Fisch additional shares sufficient to maintain his proportional interest in the Company in the event the Company’s issued and outstanding common stock exceeds 20,000,000 prior to April 20, 2015.

Effective January 31, 2015, the Company entered into a Subsidiaries Option Agreement with Jacob Roth, the chairman and chief executive officer of the Company. Under the Subsidiaries Option Agreement, the Company conveyed all of its assets to S.C. Golden Carpathan Resources, S.R.L., a Romanian corporation, and Development Resources, Inc., a Delaware corporation (the “Subsidiaries”), to the extent any assets were not already owned by the Subsidiaries. The Subsidiaries Option Agreement also granted Mr. Roth an option to acquire the Subsidiaries for 49,000 shares of Series A Preferred Stock owned by Mr. Roth. The Subsidiaries Option Agreement also granted the Company a put option to acquire 49,000 shares of Series A Preferred Stock owned by Mr. Roth in consideration for the Subsidiaries. Both options may be exercised at any time within 45 days after closing of the stock purchase agreement among Mr. Roth, E-Starts Money Co. and William Tuorto. (See Item 5.01 herein).

On March 6, 2015, the Company borrowed $203,593 from E-Starts Money Co. pursuant to a demand promissory date which bears interest at six percent per annum. The proceeds were used by the Company to repay all of its indebtedness.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On March 6, 2015, Jacob Roth, the holder of an aggregate of 6,783,400 shares of Common Stock of the Company, representing approximately 78.28% of the issued and outstanding shares of Common Stock of the Company, sold 6,778,400 of his shares of Common Stock to E-Starts Money Co. (“E-Starts”), a Delaware corporation, for $39,105. At the same time, Mr. Roth, the holder of 100,000 shares of Series A Preferred Stock, representing 100% of the issued and outstanding shares of Series A Preferred Stock, sold 51,000 shares of his Series A Preferred Stock to William L. Tuorto for $1,000.

On March 6, 2015, E-Starts acquired an additional 410,160 shares of Common Stock from a minority shareholder, representing an additional 4.73% ownership interest in the Company, for $32,314. On March 6, 2015, Mr. Tuorto also acquired 813,516 shares of Common Stock for his own account from a minority shareholder, representing 9.38% of the issued and outstanding shares of Common Stock of the Company, for $63,839.

The Company has an option to acquire the remaining 49,000 shares of Series A Preferred Stock owned by Mr. Roth, and if it exercises such option, Mr. Tuorto will then be the sole owner of all outstanding shares of Series A Preferred Stock. (See Item 1.01 herein).

Mr. Tuorto owns E-Starts. As a result of the transactions on March 6, 2015, Mr. Tuorto and E-Starts Money Co. own Common Stock representing approximately 92.41% of the issued and outstanding shares of Common Stock, and Series A Preferred Stock representing 51% of the issued and outstanding shares of Series A Preferred Stock. The purchases of common stock by E-Starts and Mr. Tuorto were financed with a combination of personal savings of Mr. Tuorto and loan proceeds.

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In connection with Mr. Tuorto’s acquisition of a majority of the Common Stock and Preferred Stock in the transactions described above, (i) Frimet Taub resigned as a director and from all positions as an officer, employee, or independent contractor to the Company; (ii) Mr. Tuorto was appointed to the board seat vacated by Ms. Taub; (iii) Mr. Roth resigned as chairman of the board and Mr. Tuorto was appointed chairman of the board; (iv) Mr. Roth resigned as the Chief Executive Officer and Chief Financial Officer of the Company, and any other position as an officer, employee or independent contractor to the Company, and Mr. Tuorto was appointed as the Chief Executive Officer, Interim Chief Financial Officer, Secretary and Treasurer of the Company; and (v) Mr. Roth resigned as a director of the Company, provided that his resignation is subject to and not effective until the close of business on the 10th day after the Company distributes an information statement to its shareholders in accordance with SEC Rule 14f-1.

The following table sets forth, as of March 6, 2015, certain information regarding the beneficial ownership of the shares of Common Stock by: (i) each person who, to the Company’s knowledge, beneficially owns 5% or more of the shares of Common Stock and (ii) each of the Company’s directors and “named executive officers.” As of the March 6, 2015, there were 8,664,609 shares of Common Stock and 100,000 shares of Series A Preferred Stock outstanding.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of class

	Officers and Directors

Common	Jacob Roth	5,000	0.1%
Preferred	543 Bedford Avenue, #176	49,000	49.0%
	Brooklyn, New York
	11211

Common	William L. Tuorto (1)	7,998,876	92.3%
Preferred	56 Broad Street, Suite A	51,000	51.0%
	Charleston, SC 29401

(1)	Mr. Tuorto’s Common Stock includes 810,316 shares owned by him and 7,188,560 shares owned by E-Starts Money Co., of which he is the beneficial owner. All Preferred Share are owned by Mr. Tuorto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

On March 6, 2015, in connection with Mr. Tuorto’s acquisition of a majority of the Common Stock and Preferred Stock in the transactions described Item 5.01 herein, (i) Frimet Taub resigned as a director and from all positions as an officer, employee, or independent contractor to the Company; (ii) Mr. Tuorto was appointed to the board seat vacated by Ms. Taub; (iii) Mr. Roth resigned as chairman of the board and Mr. Tuorto was appointed chairman of the board; (iv) Mr. Roth resigned as the Chief Executive Officer and Chief Financial Officer of the Company, and any other position as an officer, employee or independent contractor to the Company, and Mr. Tuorto was appointed as the Chief Executive Officer, Interim Chief Financial Officer, Secretary and Treasurer of the Company; and (v) Mr. Roth resigned as a director of the Company, provided that his resignation is subject to and not effective until the close of business on the 10th day after the Company distributes an information statement to its shareholders in accordance with SEC Rule 14f-1.

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The Company did not have any committees, and therefore neither Ms. Taub nor Mr. Roth served on any committees. Neither Ms. Taub nor Mr. Roth resigned as a result of any disagreement with the Company.

Mr. Tuorto, 45, has been providing legal, financial, and consulting services to public companies for over 19 years. Privately, Mr. Tuorto is an investor and entrepreneur, with holdings in a wide-range portfolio of energy, technology, real estate and hospitality. Such legal and practical experience across various industries has enabled Mr. Tuorto to significantly impact profitability and growth objectives to his companies and clients alike. Mr. Tuorto was awarded a Bachelor of Arts degree from The Citadel in 1991, graduating with honors, and a distinguished nominee of the Fulbright Fellowship and Rhodes Scholarship. Mr. Tuorto received his Juris Doctor from the University of South Carolina School of Law in 1995.

The Company has not entered into any material plan, contract or arrangement (whether or not written) with Mr. Tuorto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement between Royal Energy Resources, Inc. and Isaac Fisch dated March 6, 2015.

10.2	Promissory Note payable by the Royal Energy Resources, Inc. to E-Starts Money Co. in the original principal amount of $203,593.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROYAL ENERGY RESOURCES, INC.

Date: March 12, 2015	/s/ William L. Tuorto
	By:	William L. Tuorto, Chief Executive Officer

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